SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                December 30, 1997
                Date of Report (Date of earliest event reported)



                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)



                           DELAWARE 0-23044 93-0976127
  (State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)              File Number)            Identification No.)

             10802 Parkridge Boulevard, Reston, Virginia 20191-5416
               (Address of principal executive offices) (Zip Code)



                                 (703) 758-6000
              (Registrant's telephone number, including area code)




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Item 5.  Other Events

In addition to historical information, this Form 8-K Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are subject to certain risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Readers should carefully review the risk factors described in other documents the Company files from time to time with the Securities and Exchange Commission, including the Form 10-K annual Report and Form 10-Q Quarterly Reports filed by the Company prior to this Form 8-K filed by the Company.

On December 30, 1997, the Company entered into a Bridge Loan Agreement ("Bridge Loan") with Hughes Communications Satellite Services, Inc. ("Hughes") in the principal amount of up to $10 million, secured by a pledge of the Company's interest in its 80%-owned subsidiary, AMRC Holdings, Inc. The Bridge Loan bears an annual interest rate of 12% and a maturity date of March 31, 1999, and requires mandatory repayment in the event net proceeds are received from any asset disposition, lease agreement, financing or equity transaction of the Company. The Bridge Loan also includes a number of conditions precedent to each borrowing thereunder, including a schedule for permitted borrowings through February 1998.

On December 31, 1997, the Company entered into a Stock Purchase Agreement with Motorola, Inc. ("Motorola"), for the acquisition of ARDIS Company ("ARDIS"), a Motorola subsidiary that owns and operates a two-way wireless data communications network. Subject to certain purchase price reduction provisions, the Company would acquire ARDIS for a purchase price of $50 million in cash and $50 million in the Company's stock and warrants (the "Purchase Price Shares"). The transaction is subject to governmental approvals, including FCC approvals to transfer the ARDIS licenses to the Company, and is subject to the completion of a financing by the Company in an amount sufficient to fund the transactions contemplated under the Stock Purchase Agreement, including the operations of the Company following the acquisition.

ARDIS' system currently provides wireless data service to approximately 100 commercial users, representing approximately 56,000 mobile users. The ARDIS network serves the top 425 metropolitan areas in all 50 states, Puerto Rico, and the U.S. Virgin Island. The current annualized revenue of ARDIS is approximately $36 million.

Upon issuance of the Purchase Price Shares to Motorola, it is anticipated that Motorola would be the second largest stockholder of the Company, holding 19.95% of the Company's outstanding common stock. Under the terms of the Stock Purchase Agreement and the related Registration and Participation Rights Agreements entered into with Motorola, Motorola has agreed not to sell the Purchase Price Shares for one-year following closing on the acquisition, subject to certain piggy-back and tag-along exceptions. In addition, under those agreements, the Company agreed to provide Motorola certain demand registration rights and piggy-back registration rights, and certain of the Company's existing stockholders have agreed to subordinate their demand and piggy-back registration rights to those of Motorola, under certain circumstances. The Company and Motorola have not entered into any agreements with respect to corporate governance including board membership.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  AMERICAN MOBILE SATELLITE CORPORATION
                                  (Registrant)



Date: January 5, 1998            /s/RANDY S. SEGAL
                                 Randy S. Segal
                                 Secretary




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                                  EXHIBIT INDEX

Exhibit
Number      Exhibit

99.16  --   American Mobile Satellite Corporation Press Release No. 97-#24 dated
            December 31, 1997 (filed herewith).